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                                                                 Exhibit 4(b)(6)

                             SUPPLEMENTAL AGREEMENT

            This Supplemental Agreement, dated as of November 20, 1998 (this "Supplemental Agreement"), among Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation), a Delaware corporation (the "New Guarantor"), Northwest Airlines Holdings Corporation (formerly known as Northwest Airlines Corporation), a Delaware corporation (the "Original Guarantor"), Northwest Airlines, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee under the Basic Agreement referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company, the Original Guarantor, and the Trustee have heretofore executed and delivered the Pass Through Trust Agreement, dated as of June 3, 1996 (as amended, supplemented, waived or otherwise modified, the "Basic Agreement");

            WHEREAS, pursuant to the Basic Agreement from time to time the Original Guarantor, the Company and the Trustee may enter into Trust Supplements pursuant to which the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the series of certificates to be issued in respect of each such Trust;

            WHEREAS, the Original Guarantor has undertaken certain obligations pursuant to the Basic Agreement;

            WHEREAS, as of the date of this Supplemental Agreement, Newbridge Merger Corporation, a wholly owned subsidiary of the New Guarantor, will merge with and into the Original Guarantor, with the Original Guarantor as the surviving corporation, in accordance with Section 251(g) of the General Corporation Law of the State of Delaware and pursuant to the Agreement and Plan of Merger, dated as of January 25, 1998 (as amended and restated as of October 30, 1998, the "Merger Agreement") among the Original Guarantor, the New Guarantor and Newbridge Merger Corporation, and thereafter the Original Guarantor shall be a wholly owned subsidiary of the New Guarantor; and

            WHEREAS, pursuant to Section 9.01 of the Basic Agreement, the Original Guarantor, the Company and the Trustee are authorized to execute and deliver this Supplemental Agreement to amend the Basic Agreement, without the consent of any Certificateholders; and

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Original Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Certificateholders as follows:

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                                    ARTICLE I

                                   Definitions

            SECTION 1.1 Defined Terms. As used in this Supplemental Agreement, terms defined in the Basic Agreement or in the preamble or recitals hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Basic Agreement refer to this Basic Agreement as a whole and not to any particular section hereof.

                                   ARTICLE II

                                  Modifications

            SECTION 2.1 Definitions. Section 1.01 of the Basic Agreement is hereby amended by adding thereto, in its proper alphabetical order, the following definition:

            "New Guarantor: Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation) for so long as it shall guarantee the obligations of the Company under any Lease.

            SECTION 2.2 Section 8.04. Section 8.04 of the Basic Agreement is hereby amended by deleting such Section in its entirety and by substituting, in lieu thereof, the following:

            "Section 8.04. Reports by the Guarantor, New Guarantor and Company. The Guarantor, the New Guarantor and the Company each shall:

            (a) file with the Trustee, within 30 days after the Guarantor, the New Guarantor or the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Guarantor, the New Guarantor or the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor, the New Guarantor or the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

            (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports

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      with respect to compliance by the Guarantor, the New Guarantor and the
      Company with the conditions and covenants of the Guarantor, the New Guarantor and the Company provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

            (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Guarantor, the New Guarantor and the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC;

            (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's, the New Guarantor's and the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement); and

            (e) make available to any Certificateholder upon request, the annual audited and quarterly unaudited financial statements of the New Guarantor which are provided to the Trustee."

            SECTION 2.3 Section 11.01. Section 11.01 of the Basic Agreement is hereby amended by adding in the first paragraph thereof, after the word "Guarantor" the words and punctuation ", the New Guarantor".

                                   ARTICLE III

                                  Miscellaneous

            SECTION 3.1 Governing Law; Successors. This Agreement shall be governed by the laws of the State of New York. This Supplemental Agreement shall be binding upon the Guarantor, the New Guarantor, the Company and their respective successors and assigns and shall inure to the benefit of each of the parties to the Basic Agreement

            SECTION 3.2 Severability Clause. In case any provision in this Supplemental Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.3 Entire Agreement. This Supplemental Agreement is intended by the parties to be a final expression of their agreement in respect of the subject matter contained

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herein and, together with the Basic Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            SECTION 3.4 Ratification of Basic Agreement; Supplemental Agreement Part of Basic Agreement. Except as expressly amended hereby, the Basic Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Agreement shall form a part of the Basic Agreement for all purposes, and every Certificateholder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Agreement.

            SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Agreement in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.6 Headings. The headings of the Articles and the Sections in this Supplemental Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Agreement to be duly executed as of the date first above written.

                                   NORTHWEST AIRLINES CORPORATION

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary
                                        Address: 2700 Lone Oak Parkway
                                                 Eagan, MN 55121


                                   NORTHWEST AIRLINES, INC.

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executive Vice President, General
                                               Counsel and Secretary


                                   NORTHWEST AIRLINES HOLDINGS CORPORATION

                                    By:

                                        /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name: Douglas M. Steenland
                                        Title: Executve Vice President, General
                                               Counsel and Secretary


                                   STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee

                                    By:

                                        /s/ Donald E. Smith
                                        ----------------------------------------
                                        Name: Donald E. Smith
                                        Title: Vice President